EXHIBIT 10.32

Loan for Export Rebates Custody Account

Contract No :   Borrow 2008 Credit Line 267001R

Party A :  SinoHub SCM Shenzhen, Ltd.

Address :  6/F, No. 5 Qiongyu Road, Central Area, Technology Park, Nanshan District, Shenzhen, China

The legal representative :  Christina Cui    Postcode :  518057

Phone :  86-755-26612106     Fax :  86-755-26612060

Party B :  Shenzhen Branch, China Construction Bank

Address :  East Bldg, Financial center, Hongling Road, Luohu District, Shenzhen

The legal representative :  Tian Hui Yu     Postcode :  518010

Phone:    82389079             Fax :   82389543

Party A applied for a loan to the Export Rebates Custody Account, Party B agreed to provide a loan for Party A. To clear the rights and obligations of both parties, Party A and Party B agreed on the following terms and conditions in accordance with relevant laws and regulations:

1	Representations and Warranties of Party A
         Party A is incorporated in Shenzhen and is authorized to operate import and export business. Party A shall meet the following requirements during the term of contract:
1.1
Party A shall open an Export Rebates Custody Account at China Construction Bank under the permission of the Import and Export Tax Administration of Shenzhen. And Party A agrees to use recognized tax rebate receivables as the guarantee of repayment.

1.2	Party A shall not be one of the “D” type enterprises at the Import and Export Tax Administration of Shenzhen.

1.3	Party A shall have good tax records for the past two years, no outstanding tax, no tax evasion, no tax fraud, and no tax avoidance.
1.4	Party A shall have good “Cancel after Verification” records, no violation of foreign exchange management policy or customs import and export policies and regulations.

1.5	Export products shall not be sensitive products or products in sensitive areas according to Shenzhen Customs.
1.6	Party A shall have good business operations, financial situation, standard corporate management, good reputation at banks, and reasonable assets and net assets.

2	Amount of Loan
Party B provides RMB15 million loan to the Export Rebates Custody Account of Party A.
During the term of the loan stipulated in this contract, Party A can reuse the loan, as long as the total amount of used loan and the balance is within the total amount of the loan.

3	Term for the loan

The loan starts on May 12, 2008, and ends on May 11, 2009. The loan shall not be valid for more than one year. The repayment time of the loans submitted during the term shall not be affected by the end of the term.

Any unused loan amount shall be terminated when the term of loan ends.
Repayment time refers to the period between the withdraw time and the regulated pay-off time.

4	The Use of Loan
Within the term and the amount of the loan, Party A can apply for loans successively. Loan amount, interest rates, duration, and the use of loan shall be in compliance with the Applications and Notice of withdrawal issued by Party B to Party A.
   The term of each approved loan shall not be longer than four months.

5	Interest Rate, Interest Calculation, Interest Payment and Fees
	5.1	Loan interest rate
         The loan interest rate is 10% above the benchmark interest rate, and the loan interest rate is fixed during the loan term.

5.2	Defaut interest
5.2.1	Defaut interest shall be charged on a monthly base
5.2.2	If Party A does not use the loan for a stipulated purpose, Party A shall pay defaut interest, which is 120% above the benchmark interest rate.
5.2.3	If Party A does not pay off a loan at the stipulated time, Party A shall pay defaut interest, which is 65% above the benchmark interest rate.
5.3	The date at which interest begins to be owed (the Value Date) is the day when Party B wires the loan amount to Party A’s bank account.
5.3.1
The benchmark interest rate refers to the rate that is published by the People's Bank of China on the Value Date. When the loan interest rate is adjusted, or when there is defaut interest, the benchmark interest rate shall be the rate published by the People's Bank of China on date of the adjustment. When the People's Bank of China does not publish a benchmark interest rate, both parties agree to use the benchmark interest rate, which is recognized by the industry, unless otherwise agreed.

5.4
Loan interest shall be charged since the day Party B wires the loan to Party A’s bank account. Loan interest under this contract shall be charged on a daily base. Daily interest rate=monthly interest rate/30=annual annual rate/360. If Party A does not pay-off interest on time, Party B shall charge compound interest starting on the second day after the interest was due.

5.5	Interest payment
5.5.1	Interest under this contract shall be charged on the 20th day of each month.
5.6	Party A shall pay Party B a loan management fee, which is 0.5 % of the loan.

6	Granting of loans
	6.1	Conditions of Application
Party A shall submit to Party B a complete set of export rebate documents which includes: VAT, export declaration forms, Foreign Exchange Management and Control Form, export invoices, application form for export rebate, detailed report on purchase of goods for export, detailed report on exports tax rebate or the like. Party B shall review those documents and decide the granting of loan.

6.2	Prerequisites for granting the loan
Party B is obligated to grant the loan if all of the following conditions are met:
6.2.1	Party A has well finished procedures under loan approval, registration, delivery and other legal formalities in accordance with relevant laws and regulations.
6.2.2	Guarantee required by Party B has come into force.
6.2.3	Party A does not violate any of the provisions in this contract.
6.2.4	Party A paid off management fees 10 days after the signing of this contract.
6.2.5
Party A has signed a Pledge Contract on Custody Account with Party B. During the term of the loan, Party A agrees to have Party B supervise the custody account, and Party A shall not wire money from the custody account without the permission of Party B.

6.2.6	The loan amount shall not be greater than 90% of the total export rebate amount.
6.2.7	Party B must have approved the loan application.

6.3	Loans under this contract shall be wired to the RMB bank account at China Construction Bank of Party A.

7	Loan Repayment
	7.1	Repayment principles
7.1.1
If the loan principle or interest is overdue for more than 90 days, or if Party A has shut down production and operation (even though the loan is not due), or if it is required by laws and regulations, Party A shall repay the principle first, and then the interest.

7.1.2	For circumstances other than Chapter 7.1.1, Party A shall repay the interest first, or interest paid off with principal.
7.2	Interest payment
Party A shall pay off interest on the due date. When the loan is due, interest shall be paid off with principal.
7.3	Principal payment
Party A shall pay-off principal in according to the schedule on the Loan application.

8	Guarantee of the Loan
              The guarantee method under this contract is pledge.

9	Rights and obligations of Party A
	9.1	Party A has the right to request Party B not to disclose any trade secrets on corporate information or business operations, unless the disclosure is required by rules and regulations.
9.2
Party A shall submit financial and business operation information under the requirements of Party B. Such information shall include, tax registration, tax report, export rebate, and import and export data for the last year. Party A has to guarantee the authenticity, integrity and effectiveness of the information submitted.

9.3	Party A shall open a bank account at China Construction Bank, and have all the transactions under this contract processed through that account.
9.4	Party A shall actively cooperate with Party B to inspect and supervise the business operation, financial activities, and the use of loans under this contract.

9.5	Party A shall use the loans for a purpose agreed by both parties.
9.6	Party A shall pay off principle and interest on the due date agreed by both parties.
9.7	Party A shall not surreptitiously withdraw funds or transfer capital to evade the debt.
9.8	During the term of this contract, Party A shall get the permission of Party B before making a guarantee (which may affect the liquidity of Party A) for a third party.
9.9
Party A shall promptly provide a new recognized guarantee to Party B when the following situations happen to the guarantor: shutting down of production or business, cancellation of business registration, cancellation of business license, bankruptcy, loss of business, losing some or all of the capabilities as a guarantor. When the value of the collateral or pledge of this contract is reduced, lost or destroyed, Party A shall also provide a new recognized guarantee to Party B promptly.

9.10	Party A shall promptly inform Party B by written notice when there are changes in corporate name, legal representative (person in charge), address, business scope, or registered capital.
9.11
When situations (which may be detrimental to the rights of Party B) such as contracting, leasing, joint-stock reforming, affiliation, merging, acquisition, separation, equity participation, business rectification, applying for dissolution happen to Party A , Party A shall inform Party B within 30 working days by written notice, and Party A shall pay-off the outstanding debt and implement guarantee obligations under the requirements of Party B.

9.12
When situations (which may badly affect the liquidity of Party A) such as shutting down of production or business, suspension of business registration, revocation of license, involvement in illegal activates or major lawsuits, having serious difficulties in production and operation or financial deterioration happen to Party A, Party A shall inform Party B immediately by written notice, and Party A shall pay off the outstanding debt and implement guarantee obligations under the requirements of Party B.

9.13	Legal fees, insurance, evaluation fees, registration fees, custody fees, identification fees, and notary fees under this contract shall be paid by Party A.
9.14
If Party A is a group company, Party A shall submit a timely report on transactions whose amount is above 10% of the net assets. The report shall include: (1) relationships between the transaction parties; (2) transaction items and the nature of the transaction; (3) transaction amount and corresponding proportion; (4) pricing policies (including transactions which are not money related or are just a token payment).

9.15
If necessary, Party B has the right to participate in foreign investment, asset restructuring and other major issues of Party A, in order to effectively implement the repayment and guarantee its rights.

10	Rights and obligations of Party B
10.1
Party B has the right to know the business operation, financial activities, tax affairs, and import and export activities of Party A, and Party B has the right to request for relevant information from Party A.

10.2	When there are changes in the export rebate law, or Party A has a decline in credit, Party B has the right to adjust or terminate the loan.
10.3	Party B has the right to recover any designated collection from the bank account of Party A at China Construction Bank.
10.4	Party B shall provide the loan in accordance with the time and amount under this contract, but Party B shall not be liable for the delay caused by Party A.
10.5	Party B shall not disclose any of the financial information, or business operation information of Party A, unless the disclosure is required by laws and regulations.

11	Liabilities
11.1	Breach of Contract
11.1.1	Breach of Contract by Party A shall mean:

11.1.1.1	Party A does not provide authentic, complete, valid financial information, business operation information or other information.

11.1.1.2	Party A does not use the loan for the stipulated purpose.
11.1.1.3	Party A does not pay off loan principle and interest on time.
11.1.1.4	Party A refuses to allow or impedes Party B’s ability to supervise and inspect the use of the loan.
11.1.1.5	Party A transfers capital or withdraws funds to evade the debt to Party B.
11.1.1.6	Party A cannot pay-off the loan because of business or financial deterioration, or Party A is involved or about to be involved in a significant litigation, arbitration, or other legal disputes.
11.1.1.7	Party A has other debts, which have been or are likely to affect Party A to fulfill obligations to Party B.
11.1.1.8	Party A does not honor other debts at maturity to China Construction Bank.
11.1.1.9
Party A is having contracting, leasing, affiliation, merging, separation, equity participation, joint-stock reforming or other changes of business operation, which have been or are likely to be detrimental to the rights of Party B.

11.1.1.10	Party A has bad records like tax arrearages, tax evasion, tax fraud, tax avoidance, or Party A violates the Foreign Exchange Control policies or customs regulations.
11.1.1.11	Party A has changes in shareholders or equity, which have been or are likely to be detrimental to the rights of Party B.
11.1.1.12	Other situations that may be detrimental to the rights of Party B.
11.1.1.13	Party A violates other provisions in this contract.

11.1.2	When the following situations happen to the guarantor, and Party A does not provide a new guarantee under the requirements of Party B, it constitutes a breach of contract of Party A:
11.1.2.1
The guarantor is having contracting, leasing, affiliation, merging, separation, equity participation, joint-stock reforming, bankruptcy, revoking, or other situations that affect the ability of the guarantor.

11.1.2.2	The guarantor provides a third party with a guarantee, which is beyond the ability of the guarantor.
11.1.2.3	The guarantor has lost or is likely to lose his guarantee ability.
11.1.2.4	Other violations against the guarantee contract.

11.1.3	When any of the following situations happen to the mortgagor, and Party A does not provide a new guarantee under the requirements of Party B, it constitutes a breach of contract of Party A:
11.1.3.1	The mortgagor does not insure the collateral, or the mortgagor does not use the insurance indemnity in accordance with the mortgage contract.

11.1.3.2	When the collateral value is reduced or destructed by a third party, the mortgagor does not use the insurance indemnity in accordance with the mortgage contract.
11.1.3.3	The mortgagor transfers, leases, or re-mortgage assets without the written consent of Party B.
11.1.3.4	The mortgagor disposes of the collateral without the written consent of Party B, and the mortgagor does not use the earnings in accordance with the mortgage contract.
11.1.3.5	The collateral is reduced, lost or destroyed, but the mortgagor does not recover the value of the collateral in time, or provide other recognized guarantee.
11.1.3.6	Other violations against the mortgage contract.

11.1.4	When the following situations happen to the pledgor, and Party A does not provide a new guarantee under the requirements of Party B, it constitutes a breach of contract of Party A:
11.1.4.1	The pledgor does not insure the pledge, or the pledgor does not use the insurance indemnity in accordance with the pledge contract.
11.1.4.2	When the pledge value is reduced or destroyed by a third party and the pledgor does not use the insurance indemnity in accordance with the pledge contract.
11.1.4.3	The pledgor disposes of the pledge without the written consent of Party B, and the pledgor does not use the earnings in accordance with the pledge contract.
11.1.4.4	The pledge is reduced, lost or destroyed, and the pledgor does not recover the value of the collateral in time, or provide other recognized guarantee.
11.1.4.5	Other violations against the pledge contract.

11.1.5
When the guarantee contract does not enter into force, the guarantor loses some or all of its abilities, or the guarantor refuses to fulfill its obligations and Party A does not provide a new guarantee under the requirements of Party B, this will be deemed as breach of contract by Party A.

11.2	Remedial Measures
     Party B has the right to exercise one or more of the following measures when the circumstances of above Chapter 11.1 happen:
11.2.1	Party B shall adjust or cancel the loan, or modify the loan term.
11.2.2	Terminate the loan and request repayment immediately.
11.2.3	Charge a penalty, which shall be 144.54 % of the principle balance.
11.2.4
For an undue loan, Party B shall charge compound interest in accordance with the contract. For an overdue loan (including loans terminated in advance), Party B shall charge defaut interest and compound interest in accordance with the contract.

11.2.5	If Party A does not use the loan for the stipulated purpose, Party B shall charge defaut interest and compound interest for the used loan in accordance with the contract.
11.2.6	Party B has the right to recover any designated collection of this contract from the bank account of Party A at China Construction Bank.
11.2.7	Party B has the right to exercise the guarantee.
11.2.8	Party B has the right to request for a new recognized guarantee.
11.2.9	Party B has the right to terminate this contract.

12	Bank In Charge

Party B authorizes Cheng Dong Branch of CCB as the bank in charge. After the entry into force of this contract, Cheng Dong Branch has the right to perform the contract (in whole or in part), debt collection, litigation or arbitration, implementation, and chop on related materials or documents.

13	Amendment to the Contract
Any amendment to this contract shall be agreed in writting by both parties, unless otherwise agreed.

14	Other issues agreed __________________

15	Dispute settlement methods
During the term of the contract, all controversy and dispute shall be dealt with through negotiation. If the two parties are unable to reach an agreement, either Party can institute legal proceedings in the People’s Court at the place of Party B.
In the litigation or arbitration, terms or conditions that are not controversial shall continue to be fulfilled.

16	Effective conditions of the contract
This contract shall enter into force after the legal representative (primary person responsible) or authorized person of both parties sign and chop on the contract.

17	Agreement documents
This Agreement will be executed in quadruplicate.
All the legal documents under this contract (including but not limited to: applications, notices, warranties or the like) are an integral part of this contract.

18	Acknowledgements
18.1	Party A is well aware of the business line and authorization of Party B.
18.2	Party A has read through this contract. Party B has made explanations on corresponding provisions. Party A is well aware of meanings of the contract, and the legal consequences.
18.3	Party A has the right to sign this contract.

             Signature Page Follows

Party A (Corporate chop): SinoHub SCM Shenzhen, Ltd.

Legal representative or authorized agent (signature): /s/Cui Hantao

April 20, 2006

Party B (Corporate Chop): Shenzhen Branch, China Construction Bank

Legal representative or authorized agent (signature): /s/Zhu Jiusheng

April 28, 2006